UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2025

SmartKem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42115	85-1083654
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Manchester Technology Center, Hexagon Tower

Delaunays Road, Blackley

Manchester, M9 8GQ U.K.

(Address of principal executive offices, including zip code)

011-44-161-721-1514

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.0001 per share	SMTK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b - 2 of the Securities Exchange Act of 1934 (§240.12b - 2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On October 31, 2025, SmartKem, Inc. (the “Company”), entered into a securities purchase agreement (the “Purchase Agreement”) with certain purchasers (the “Purchasers”), pursuant to which the Company issued and sold to the Purchasers in a private placement: (i) Senior Secured Notes (the “Notes”) in the aggregate principal amount of $1,100,000 and (ii) warrants (the “Warrants”) exercisable for up to an aggregate of 400,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $2.75 per share for an aggregate purchase price of $1,000,000.

The Purchase Agreement contains customary representations, warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. The Purchase Agreement provides the Purchasers with “piggy-back” registration rights in certain circumstances.

The Notes mature on April 30, 2026 and do not bear interest prior to an event of default. If an event of default occurs, interest will accrue at an interest rate equal to the lesser of 10% of the accrued principal amount due and owing under the Note per annum or the maximum rate permitted under applicable law. The Notes are not convertible into shares of Common Stock.

In connection with the issuance of the Notes, on October 31, 2025, the Company and its subsidiaries entered into a security agreement with The Hewlett Fund LP, as collateral agent (the “Security Agreement”). Pursuant to the Security Agreement, each of the Company and its subsidiaries granted the collateral agent a security interest in substantially all of their assets for the benefit of the Purchasers.

The Warrants have an exercise price of $2.75 per share. The Warrants are exercisable upon issuance and will expire five (5) years from the date of issuance. The Warrants are exercisable in whole or in part in cash. If at the time of exercise more than six months after the issuance date there is no effective registration statement registering, or the prospectus contained therein is not available for the resale or other disposition of the shares of Common Stock underlying the Warrants, then the Warrants may also be exercised, in whole or in part, at such time by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the Warrant.

A holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder prior to issuance of the Warrants, 9.99%) of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to such exercise. A holder may increase or decrease the beneficial ownership limitation up to 9.99%, provided, however, that any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to us. In the event of certain fundamental transactions, the holder of the Warrants will have the right to receive the Black Scholes Value of its Warrants calculated pursuant to a formula set forth in the Warrants.

The securities described above were sold to the Purchasers without registration under the Securities Act or state securities laws in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.

The foregoing descriptions of the terms and conditions of the Securities Purchase Agreement, the Notes, the Security Agreement and the Warrants are summaries only, are not intended to be complete, and are qualified in their entirety by reference to the forms of such agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, and 4.1, respectively, and are incorporated herein by reference in their entirety.

The representations, warranties and covenants made by the Company in any agreement that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs at any time.

Item 2.03	Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in response to Item 1.01 above is incorporated herein by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information contained in response to Item 1.01 above is incorporated herein by reference.

Item 8.01	Other Events.

As a result of the Company’s need for additional capital, the Company has significantly curtailed its operations and delayed payments to its vendors as a part of its plan to conserve cash. Consequently, the Company’s accounts payable have increased significantly since June 30, 2025. The Company will require significant additional capital in order to pay vendors and to resume normal operations.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Senior Secured Noted
10.3	Security Agreement, dated October 31, 2025, by and between SmartKem, Inc. and The Hewlett Fund LP, as collateral agent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTKEM, INC.

Dated: November 3, 2025	By:	/s/ Barbra C. Keck
	Name:	Barbra C. Keck
	Title:	Chief Financial Officer